BDO
BDO Seidman, LLP
Accountants and Consultants

700 North Pearl, Suite 2000
Dallas, Texas 75201
Telephone: 214-969-7007
Fax: 214-953-0722

October 6, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on October 6, 2009, to be filed by our former client, Pizza Inn, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP